UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 16, 2014

GLOBAL HEALTHCARE REIT, INC.

 (Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01	ACQUISITION OF ASSETS
ITEM 7.01	REGULATION FD DISCLOSURE
ITEM 8.01	OTHER EVENTS

On September 16, 2014, Global Healthcare REIT, Inc., a Utah corporation (the “Company”) acquired interests in four additional skilled nursing facilities. The facilities are located in Oklahoma City, Oklahoma; Lonoke, Arkansas; Sparta, Georgia; and Union Point, Georgia, respectively.   Each of the interests was acquired from the Company’s President and Director, Christopher F. Brogdon (“Brogdon”) who was instrumental in identifying and consummating the purchase of the facilities through private entities over the past several years.

Acquisition of Edwards Redeemer Health & Rehab

Effective September 16, 2014, the Company acquired a 62.5% membership interest in Edwards Redeemer Property Holding, LLC, which owns the real property and improvements known as the Edwards Redeemer Health & Rehab, a 106 bed nursing home located on 3.05 acres in Oklahoma City, Oklahoma.

Edwards Redeemer Health & Rehab is operated under a triple-net operating lease to a regional professional skilled nursing home operator.

The purchase price for the 62.5% interest in the facility was $491,487.48, which is subject to an aggregate of $2,381,500.00 in debt.  The purchase price was offset in its entirety as a credit against an advance receivable owed by Brogdon to the Company.

Acquisition of Golden Years Manor Nursing Home

Effective September 16, 2014, the Company acquired a 44.5% membership interest in GL Nursing, LLC, which owns the real property and improvements known as the Golden Years Manor Nursing Home located at 1010 Barnes Street in Lonoke, Arkansas. The facility has 141 licensed beds and comprises 40,737 square feet on 3.17 acres.

Golden Years Manor Nursing Home is operated under a triple-net operating lease to a regional professional skilled nursing home operator.

The purchase price for the 44.5% interest in the facility was 192,767 shares of common stock in Global Healthcare REIT, Inc. The facility is subject to an aggregate of $6,550,000.00 in debt.

Acquisition of Providence of Sparta Nursing Home

Effective September 16, 2014, the Company acquired a 65% membership interest in Providence HR, LLC, which owns the real property and improvements known as the Providence of Sparta Nursing Home. The facility has 71 licensed beds and is located on approximately 8 acres in Sparta, Georgia.

Providence of Sparta is operated under a triple-net operating lease to a regional professional skilled nursing home operator.

The purchase price for the 65% interest in the facility was 61,930 shares of common stock of Global Healthcare REIT, Inc. The facility is subject to an aggregate of $3,905,000 in debt.

Acquisition of Greene Point Health Care Center

Effective September 16, 2014, the Company acquired a 62.145% membership interest in Wash/Greene, LLC, which owns the real property and improvements known as the Greene Point Healthcare Center, located at 1321 Washington Highway in Union Point, Georgia. The facility has 71 licensed beds and is located on approximately 9 acres.

Greene Point Healthcare Center is operated under a triple-net operating lease to a regional professional skilled nursing home operator.

The purchase price for the 62.145% interest in the facility was 73,253 shares of common stock of Global Healthcare REIT, Inc. The facility is subject to an aggregate of $3,905,000.00 in debt.

Determination of Purchase Price

The purchase price of each of the foregoing interests was determined by the Board of Directors based upon the projected annual cash flow of each facility multiplied by a factor of 3.3X.  The formula also gave consideration to Mr. Brogdon’s personal guaranty of each of the senior secured loans against each facility, which guaranties will continue. The shares of Global common stock were valued by the Board at $1.00 per share for purposes of the acquisitions.   Since Mr. Brogdon had a personal interest in each transaction, he abstained from the Board’s ratification of the acquisitions and the determination of their terms.

ITEM 9.01:       EXHIBITS AND FINANCIAL STATEMENTS

(a)

Financial Statements

None.  The Company has determined that the acquisition of the interests in the properties did not constitute the purchase of a “business” within the meaning of Rule 11-01(d) of Regulation S-X.

If the Company determines that financial statements of the operating lessees are required under the guidance of Financial Reporting Manual 2340,  such financial statements will be filed within 75 days of September 16, 2014 pursuant to Item 9.01(a)(4) of Form 8-K.

(b)

Pro Forma Financial Information

Pursuant to the provisions of Item 9.01(b)(2) of Form 8-K,  pro forma financial information giving effect to the purchase of the real property and improvements will be filed within 75 days of September 16, 2014.

(c)

Exhibits

Item	Title
99.1	Press Release dated September 22, 2014.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: September 19, 2014	_/s/ Christopher Brogdon Christopher Brogdon, President